Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000	W : navistar.com

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR ADOPTS STOCKHOLDER RIGHTS PLAN

WARRENVILLE, Ill. – June 20, 2012 – Navistar International Corporation (NYSE: NAV) today announced that its Board of Directors has adopted a Stockholder Rights Plan (the “Rights Plan” or “Plan”) and declared a dividend of one right on each outstanding share of Navistar (the “Company”) common stock.

The Plan is designed to deter coercive takeover tactics including the accumulation of shares in the open market or through private transactions and to prevent an acquiror from gaining control of the Company without offering a fair and adequate price to all of the Company’s stockholders.

Pursuant to the Plan, one preferred stock purchase right will be distributed as a dividend on each share of the Company’s common stock held of record as of the close of business on June 29, 2012.

Each right initially will entitle stockholders to buy a unit representing one one-thousandth of a share of a new series of preferred stock of the Company for $140.00. The rights generally will be exercisable only if a person or group acquires beneficial ownership (including through derivatives) of 15% or more of the Company’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company’s common stock. If a person or group acquires beneficial ownership of 15% or more of the Company’s common stock, each right (other than rights held by the acquiror) will, unless the rights are redeemed by the Company, become exercisable upon payment of the exercise price of $140.00 for common stock of the Company having a market value of twice the exercise price of the right.

The rights may be redeemed by the Company for $0.001 per right at any time until the tenth business day following the first public announcement of the acquisition of beneficial ownership of 15% of the Company’s common stock.

The Plan exempts any person or group owning 15% or more of the Company’s common stock as of the time of the first public announcement of the Rights Plan, but only for so long as such person or group does not become the beneficial owner of any additional shares of common stock (including through derivatives).

The rights will expire on June 18, 2013.

Details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The Company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Cautionary Statement Regarding Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2011, which was filed on December 20, 2011, and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended April 30, 2012, which was filed on June 7, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.